Exhibit 99.1

Sunrise Holdings

(Delaware), Inc. and

Subsidiaries

Condensed Consolidated Financial Statements as of June 30,

2015 and December 31, 2014 and the three and six

months ended June 30, 2015 and 2014.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30	December 31
	2015	2014
ASSETS

CURRENT ASSETS:
Cash	$289,000	$92,000
Accounts receivable — net	30,369,000	20,700,000
Grower loans	624,000	3,052,000
Inventories - net	126,868,000	74,955,000
Deferred income taxes	2,868,000	1,764,000
Loan origination cost - net	1,070,000	1,070,000
Prepaid expenses and other current assets	1,918,000	1,895,000

Total current assets	164,006,000	103,528,000

PLANT AND EQUIPMENT — Net	42,872,000	36,768,000

LOAN ORIGINATION COSTS - Net	2,679,000	3,214,000

INTANGIBLE ASSET - Net	43,029,000	45,986,000

GOODWILL	50,907,000	51,124,000

OTHER LONG-TERM ASSETS	100,000	44,000

TOTAL	$303,593,000	$240,664,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$47,080,000	$13,330,000
Accrued compensation and benefits	3,178,000	2,900,000
Accrued expenses	6,508,000	6,163,000
Current portion of long-term debt	1,634,000	1,859,000
Current portion of capital lease obligations	475,000	456,000

Total current liabilities	58,875,000	24,708,000

DEFERRED TAX LIABILITY	25,214,000	24,327,000

LINE OF CREDIT	31,333,000	17,875,000

LONG-TERM DEBT — Less current portion	131,770,000	122,669,000

CAPITAL LEASE OBLIGATIONS — Less current portion	4,665,000	721,000

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value, authorized 1,000,000 shares, 780,362 shares issued and outstanding at June 30, 2015 and December 31, 2014	8,000	8,000
Additional paid-in capital	44,208,000	43,816,000
Retained earnings	6,010,000	4,814,000
Accumulated other comprehensive (loss)	(676,000)	(337,000)

Total Sunrise Holdings (Delaware), Inc. stockholders’ equity	49,550,000	48,301,000

Non-Controlling Interest	2,186,000	2,063,000

Total stockholders’ equity	51,736,000	50,364,000

TOTAL	$303,593,000	$240,664,000

See notes to condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED (UNAUDITED)

	June 30,	June 30,
	2015	2014
REVENUES:
Product, net	$73,493,000	$62,429,000
Service, net	716,000	703,000
Rental	706,000	851,000
Financing	24,000	8,000

Total revenues, net	74,939,000	63,991,000

COST OF REVENUES	64,749,000	52,498,000

GROSS PROFIT	10,190,000	11,493,000

OPERATING EXPENSES:
Selling	936,000	963,000
General and administrative	5,514,000	5,358,000
Transaction and transition costs (Note 6)	202,000	1,000

Total operating expenses	6,652,000	6,322,000

INCOME FROM OPERATIONS	3,538,000	5,171,000

OTHER EXPENSE/(INCOME) - Net	72,000	(401,000)
INTEREST EXPENSE — Net	2,782,000	2,245,000

INCOME BEFORE INCOME TAX EXPENSE	684,000	3,327,000

INCOME TAX EXPENSE	242,000	1,130,000

NET INCOME	$442,000	$2,197,000

NET LOSS ATTRIBUTED TO NON-CONTROLLING INTEREST	38,000

NET INCOME ATTRIBUTED TO SUNRISE HOLDINGS (DELAWARE), INC.	$480,000	$2,197,000

See notes to the condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED (UNAUDITED)

	June 30,	June 30,
	2015	2014

Net income	$442,000	$2,197,000
Other comprehensive loss:
Foreign currency translation	(157,000)	—

Comprehensive income	$285,000	$2,197,000

See notes to the condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED (UNAUDITED)

	June 30,	June 30,
	2015	2014
REVENUES:
Product, net	$139,297,000	$123,719,000
Service, net	4,553,000	1,740,000
Rental	1,427,000	1,637,000
Financing	66,000	19,000

Total revenues, net	145,343,000	127,115,000

COST OF REVENUES	125,419,000	104,985,000

GROSS PROFIT	19,924,000	22,130,000

OPERATING EXPENSES:
Selling	1,850,000	1,862,000
General and administrative	10,198,000	11,236,000
Transaction and transition costs (Note 6)	215,000	658,000

Total operating expenses	12,263,000	13,756,000

INCOME FROM OPERATIONS	7,661,000	8,374,000

OTHER EXPENSE/(INCOME) - Net	373,000	(4,602,000)
INTEREST EXPENSE — Net	5,068,000	3,915,000

INCOME BEFORE INCOME TAX EXPENSE	2,220,000	9,061,000

INCOME TAX EXPENSE	786,000	3,078,000

NET INCOME	$1,434,000	$5,983,000

NET GAIN ATTRIBUTED TO NON-CONTROLLING INTEREST	(238,000)

NET INCOME ATTRIBUTED TO SUNRISE HOLDINGS (DELAWARE), INC.	$1,196,000	$5,983,000

See notes to the condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED (UNAUDITED)

	June 30,	June 30,
	2015	2014

Net income	$1,434,000	$5,983,000
Other comprehensive loss:
Foreign currency translation	(339,000)	—

Comprehensive income	$1,095,000	$5,983,000

See notes to the condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND 2014 (UNAUDITED)

			Additional Paid-In Capital	Accumulated Deficit/ Retained Earnings	Accumulated Other Comprehensive Loss	Non- Controlling Interest
	Common Stock						Total
	Shares	Amount

BALANCE — December 31, 2013	780,362	$8,000	$83,124,000	$(4,846,000)	$—	$—	$78,286,000

Dividend paid			(40,000,000)				(40,000,000)

Stock-based compensation expense			342,000				342,000

Net income				5,983,000			5,983,000

BALANCE — June 30, 2014	780,362	$8,000	$43,466,000	$1,137,000	$—	$—	$44,611,000

BALANCE — December 31, 2014	780,362	$8,000	$43,816,000	$4,814,000	$(337,000)	$2,063,000	$50,364,000

Stock-based compensation expense			392,000				392,000

Net income				1,196,000		238,000	1,434,000

Other comprehensive (loss)					(339,000)	(115,000)	(454,000)

BALANCE — June 30, 2015	780,362	$8,000	$44,208,000	$6,010,000	$(676,000)	$2,186,000	$51,736,000

See notes to condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED (UNAUDITED)

	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$1,434,000	$5,983,000
Adjustments to reconcile net income to net cash (used in)/provided by operating activities:
Depreciation	1,969,000	1,811,000
Amortization of loan origination costs	535,000	533,000
Amortization of fair value of inventory (Note 4)		385,000
Amortization of intangibles	2,958,000	3,087,000
Stock-based compensation expense	392,000	342,000
Gain on acquisition		(1,208,000)
Provision for doubtful accounts & grower loan losses		(44,000)
Deferred income tax	(182,000)
Gain on the sale of capital assets	2,000	4,000
Foreign exchange loss
Changes in operating assets and liabilities:
Accounts receivable	(8,099,000)	(4,466,000)
Grower loans	2,429,000	1,388,000
Income tax receivable	(1,627,000)	(635,000)
Inventories	(51,953,000)	(11,848,000)
Prepaid expenses and other current assets	(98,000)	(367,000)
Other assets	(61,000)	(131,000)
Accounts payable	34,134,000	14,996,000
Accrued expenses and accrued compensation and benefits	663,000	(5,177,000)

Net cash (used in)/provided by operating activities	(17,504,000)	4,653,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of plant and equipment		3,000
Cash paid for acquisitions		(10,848,000)
Additions to plant and equipment	(8,556,000)	(3,243,000)

Net cash used in investing activities	(8,556,000)	(14,088,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment on senior revolver credit facility	(36,817,000)	(5,000,000)
Borrowing on senior revolving credit facility	50,275,000	5,000,000
Principal payment on long-term debt and capital lease obligations	(1,359,000)	(2,288,000)
Proceeds from issuance of debt	10,000,000	45,565,000
Proceeds from capital lease	3,889,000
Distribution to shareholders		(40,000,000)
Loan origination costs		(1,979,000)

Net cash provided by financing activities	25,988,000	1,298,000

Effect of exchange rate changes on cash	269,000

NET INCREASE/(DECREASE) IN CASH	197,000	(8,137,000)

CASH — Beginning of period	92,000	10,553,000

CASH — End of period	$289,000	$2,416,000

SUPPLEMENTAL CASH FLOW INFORMATION — Cash paid during the period for:
Interest	$4,966,000	$3,399,000

Income taxes	$2,656,000	$6,370,000

See notes to condensed consolidated financial statements.

SUNRISE HOLDINGS (DELAWARE), INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2015 AND 2014 AND THE THREE AND SIX

MONTHS ENDED JUNE 30, 2015 AND 2014

1.	ORGANIZATION AND BASIS OF PRESENTATION

Description of Business — Sunrise Holdings (Delaware), Inc. (the “Company”), a Delaware corporation, is the holding company of Sunrise Growers, Inc. and its subsidiaries. The equity of the Company consists of 1,000,000 authorized shares and 780,362 outstanding shares of common stock as of June 30, 2015. The shares of common stock have voting rights of one vote per share.

The Company and its subsidiaries are principally involved in the processing and selling of frozen strawberries, as well as other fruits, from its facilities in California, Kansas and Mexico, to retail, food service, and industrial customers. The Company is subject to USDA regulations and most of its revenues are derived from customers located in the United States.

Sunrise Holdings (Delaware), Inc. and majority owned subsidiaries include Sunrise Growers, Inc., Farm Capital, Inc. (FCI), Pacific Ridge Farms, LLC (PRF), Sunrise Growers Mexico, S. DE R.L. de C.V. and Opus Foods, Mexico S.A. de C.V. (Opus). FCI is a licensed chartered lending institution. FCI originates secured and unsecured loans to third-party growers in California, earning interest income on the borrowings.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The consolidated financial statements include the accounts of Sunrise Holdings (Delaware), Inc. and each of its wholly owned and majority owned subsidiaries including Sunrise Growers, Inc., Farm Capital, Inc. (FCI), Pacific Ridge Farms, LLC (PRF), Sunrise Growers Mexico, S. DE R.L. de C.V. and Opus Foods, Mexico S.A. de C.V. (Opus). All intercompany transactions and balances have been eliminated in consolidation.

Basis of Presentation — The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and following the requirements of the Securities and Exchange Commission (“SEC”), for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by U.S. GAAP can be condensed or omitted. These financial statements have been prepared on the same basis as the Company’s annual financial statements and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments that are necessary for a fair statement of the Company’s financial information. The year-end balance sheet data was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. Certain information and note disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been omitted under the rules and regulations of the SEC.

The Company has evaluated subsequent events through September 5, 2015, the date these consolidated financial statements were available to be issued.

Cash — The Company maintains its cash accounts with banks located in the United States of America and Mexico. Cash balances In the United States are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. The Company did not have cash balances at June 30, 2015, that exceeded the balance insured by the FDIC.

Allowance for Doubtful Accounts — Management provides a reserve for uncollectible accounts receivable balances based on known customer exposures, historical credit experience, and any known specific issues or disputes, which exist as of the balance sheet date. Fully reserved balances are written-off against the reserve once collection is determined to be remote.

Grower Loans — Loans to growers are collateralized by the contracted crops in the field and are repaid from proceeds of harvested crops. As of June 30, 2015, the Company has only one loan outstanding to a long-time grower and provider of freezer strawberries. The Company charges interest on the loans at a varying rate based on the Company’s borrowing rate and relationship with the grower. The average interest rate charged on the loan outstanding was 5.75%. Interest income on loans to growers is classified as financing revenue in the accompanying consolidated statements of operations.

Inventories — Inventories consist principally of processed frozen strawberries and other fruits. The Company values inventories at the lower of cost or market. Cost is determined using the first-in, first-out method and includes raw fruit, packaging, labor, and overhead costs.

Concentrations — Sales to the Company’s recurring customers are generally made on open account terms. As of June 30, 2015 and December 31, 2014, two customers accounted for 23% and 14%, and 25% and 19% of accounts receivable, respectively. During the six months ended June 30, 2015 and 2014, two customers represented 26% and 20%, and 25% and 20% of total revenues, respectively. For the three month period June 30, 2015 and 2014, two customers represented 26% and 19% and 25% and 19% of total revenues, respectively. Management performs ongoing credit evaluations of its customers and generally does not require collateral on its accounts receivable.

Plant and Equipment — Plant and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets as follows:

Buildings	40 years
Machinery and equipment	5–7 years
Office furniture and equipment	3–5 years
Vehicles	3–7 years
Software	3 years

Leasehold improvements are depreciated over the shorter of the useful life of the improvements or the term of the related lease. Maintenance and repairs are charged to operating expense as incurred.

Long-Lived Assets — Management reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the carrying amount of the long-lived assets (asset group) is not recoverable and exceeds its estimated fair value. The carrying amount of the long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). Management determined there was no impairment as of June 30, 2015 and 2014.

Goodwill and Intangible Assets — Intangible assets consist of tradenames, customer relationships, and noncompetition agreements. Intangible assets with definite lives are amortized over their respective estimated useful lives using the straight-line method. The period of amortization is 2 to 10 years (see Note 6).

Intangible assets with indefinite lives are not amortized, but instead are measured for impairment at least annually or when events indicate that impairment exists. The Company calculates impairment as the excess of the carrying value of indefinite-lived intangible assets over their estimated fair value. If the carrying value exceeds the estimate of fair value, a write-down is recorded. The company concluded that there was no impairment to intangible assets at June 30, 2015 and 2014.

Goodwill represents the excess of purchase price over fair value of assets acquired and liabilities assumed in a business combination. The Company does not amortize its goodwill. The Company performs its impairment test annually at its fiscal year-end or more frequently if impairment indicators arise. Such review entails comparing the carrying value to the fair value. If the aggregate carrying value of goodwill exceeds the fair value, the goodwill is impaired to the extent of the difference between the fair value and the aggregate carrying value. No impairment was recorded during the six months ended June, 30, 2015 and 2014.

Loan Origination Costs — Loan origination costs reflect the balance of loan origination fees and certain direct loan origination costs that are deferred and recognized over the life of the related note. The net fees and costs are amortized into interest expense in the accompanying consolidated statements of operations using the effective interest method

Fair Value of Financial Instruments — Management determines fair value using an “exit price” to value an asset or liability, which is the price at which an asset could be sold or a liability could be transferred in an orderly process that is not a forced liquidation or distressed sale at the measurement date. The Company applies a hierarchy of information that prioritizes market inputs used in measuring fair value, as follows:

Level 1 —	Quoted prices in active markets for identical assets or liabilities

Level 2 —	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument

Level 3 —	Unobservable inputs for the asset or liability

The Company uses interest rate swaps to manage the mix of its debt between fixed and variable rate instruments. As of June 30, 2015, the Company had three interest rate swaps with notional amounts of $32,340,000, $20,000,000 and $7,000,000. The same swaps were in place as of December 31, 2014, the notional amounts were $32,587,000, $20,000,000 and $7,000,000. Interest rate swaps were not designated as accounting hedges and expire on May 3, 2016, March 31, 2017 and September 4, 2015, respectively. Changes in the fair value of the swap agreements are recognized in interest expense.

The following table presents assets and liabilities recorded at fair value on the consolidated balance sheet on a recurring basis.

Fair Values of Derivative Instruments

		As of	As of
	Level 2	June 30, 2015	December 31, 2014

Interest rate swap	Fair Value	$(115,000)	$(20,000)

Effect of Non-designated Derivative Instruments on Net Loss

	Location of (Gain) or Loss	Six Months Ended	Six Months Ended
	Recognized in Net Loss	June 30, 2015	June 30, 2014

Net periodic cash settlements and accrued interest	Interest expense	$228,000	$199,000

At June 30, 2015, management believes that the carrying amount of cash, accounts receivable, grower loans, accounts payable, and accrued expenses approximate fair value due to the short maturity of these financial instruments. Management believes that the carrying amount of debt approximates the fair value and has been calculated based on the borrowing rates available as of June 30, 2015, for debt with similar terms and maturities.

Noncontrolling Interest —On December 3, 2014, the Company acquired a 75% interest in Opus Foods, Mexico S.A. de C.V (“Opus”). Noncontrolling interest at June 30, 2015 and December 31, 2014 is related to the membership interest the Company does not own in Opus.

Stock-Based Compensation — The Company accounts for stock-based compensation based on the fair value of the award on the grant date. Compensation expense is recognized on a straight-line basis over the requisite service period and is adjusted for estimated forfeitures. The requisite service period is the vesting period for stock options.

Revenue Recognition — Sales of frozen fruit are recognized as revenue upon passing of title and risk when a third-party shipper is used, persuasive evidence of an arrangement exists, collectability is reasonably assured, and upon acceptance of delivery by the customer if the Company uses their own trucks. The Company’s product sales consists primarily of frozen product that is packaged and processed in processing plants and sold to customers. The Company records all product sales at the gross sales amount.

Service revenues are derived from blast freezing, cooling and cold storage for third parties. Service revenue is recorded when services are performed.

Promotional Allowances — The Company records the consideration paid to resellers as a reduction of the selling prices of the Company’s products and services. The Company has classified $813,000 and $594,000 as a reduction of revenue for the three month period ended June 30, 2015 and 2014, respectively and $1,576,000 and $1,230,000 for the six month period ended June 30, 2015 and 2014, respectively.

Cost of Revenue — Cost of revenue reflects the inventory cost of the product sold and is recorded simultaneously when revenue of the product is recognized. Product costs include fruit costs, ingredients, packaging, wages to process the fruit, rents and utilities, supplies and depreciation. Cost of revenue also includes cold storage and handling costs.

Shipping and Handling — The Company records shipping costs in cost of revenues in the accompanying consolidated statements of operations.

Other Expense (Income) — Other expense (income) for the period ended includes:

	Three months ended
	June 2015	June 2014
Insurance claims	$—	$(405,000)
Other	72,000	4,000

	$72,000	$(401,000)

	Six months ended
	June 2015	June 2014
Insurance claims	$—	$(3,397,000)
Gain on acquisition	—	(1,208,000)
Other	373,000	3,000

	$373,000	$(4,602,000)

In 2013, the Company identified that an employee had been misappropriating cash. In 2014, the Company received insurance recoveries related to the losses sustained.

In June 2014, as a result of the acquisition of Pacific Ridge Farms, LLC, the Company recorded a $1,208,000 gain on acquisition (Note 6).

Income Taxes — Income taxes are recorded using the liability method whereby deferred tax assets and liabilities are recognized to reflect the future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns. Measurement of the deferred tax items is based on enacted tax laws. In the event the future consequences of differences between financial reporting basis and tax basis of the Company’s assets and liabilities result in a deferred tax asset, management evaluates the probability of realizing the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Additionally, the Company accrues for uncertain tax positions. An uncertain tax position is recognized when it is probable that a liability has been incurred as of the date of the consolidated financial statements and the amount of the loss can be reasonably estimated. The amount recognized is subject to estimate and management judgment with respect to the likely outcome of each uncertain tax position. The amount that is ultimately sustained for an individual uncertain tax position or for all uncertain tax positions in the aggregate could differ from the amount recorded.

Use of Estimates — The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Accounts that reflect significant estimates as of June 30, 2015, include the allowance for doubtful accounts, reserve for excess and obsolete inventories, and accrued expenses. Actual results could differ from those estimates.

Recent Accounting Pronouncements — In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force). This ASU states that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except in certain situations. This ASU is effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption and retrospective application are permitted. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Based on the Company’s evaluation, this ASU did not have a material impact on its consolidated financial statements.

On April 10, 2014, the FASB issued ASU 2014-08, which amends the definition of a discontinued operation and requires entities to provide additional disclosures about discontinued operations as well as disposal transactions that do not meet the discontinued-operations criteria. This ASU will make it more difficult for a disposal transaction to qualify as a discontinued operation. The ASU also expands the scope of ASC 205-20 to disposals of equity method investments and businesses that, upon initial acquisition, qualify as held for sale. In addition, the ASU requires entities to reclassify assets and liabilities of a discontinued operation for all comparative periods presented in the statement of financial position. The ASU is effective prospectively for all disposals (except disposals classified as held for sale before the adoption date) or components initially classified as held for sale in periods beginning on or after December 15, 2014. The Company does not expect the adoption of this ASU will have a material impact on the consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers: (Topic 606). This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets, unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance. In addition, the existing requirements for the recognition of gain or loss on the transfer of nonfinancial assets that are not in a contract with a customer (e.g., assets within the scope of Topic 360, Property, Plant, and Equipment, and intangible assets within the scope of Topic 350, Intangibles—Goodwill and Other) are amended to be consistent with the guidance on recognition and measurement (including the constraint on revenue) in this ASU. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amendments in this ASU, as amended by ASU 2015-14, are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual reporting periods beginning after December 31, 2019. Early adoption is permitted as of an annual period beginning after December 15, 2017. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period.” This ASU requires that a performance target that affects vesting and that could be achieved after the requisite service period, be treated as a performance condition. The performance target should not be reflected in estimating the grant date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures, and provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. Until the issuance of this ASU, US GAAP lacked guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The Company does not expect that the adoption of this amendment will have a material impact on its consolidated financial statements and disclosures.

ASU No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs (“ASU 2015-03”), was issued in April 2015. ASU 2015-03 requires debt issuance costs related to a recognized debt liability to be presented in an entity’s balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of being presented as a deferred charge in the balance sheet. Significantly, the recognition and measurement guidance for debt issuance costs are not affected by ASU 2015-03. An entity is required to adopt ASU 2015-03 for reporting periods beginning on or after December 15, 2015. The Company does not expect the adoption of this ASU to have a material impact on its consolidated financial statements.

On July 22, 2015, the FASB issued ASU 2015-11, which requires entities to measure most inventory at the lower of cost and net realizable value, thereby simplifying the current guidance under which an entity must measure inventory at the lower of cost or market (market in this context is defined as one of three different measures, one of which is net realizable value). The ASU is effective prospectively for annual periods beginning after December 15, 2016, and interim periods thereafter. The Company does not expect the adoption of this ASU will have a material impact on the consolidated financial statements.

3.	ACCOUNTS RECEIVABLE

Accounts receivable, net, consists of the following:

	June 30, 2015	December 31, 2014

Trade	$26,174,000	$18,645,000
Other unsecured receivable - non interest bearing	1,831,000	1,318,000
Income tax receivable	2,484,000	857,000

	30,489,000	20,820,000

Less allowance for doubtful accounts	(120,000)	(120,000)

	$30,369,000	$20,700,000

4.	INVENTORIES

Inventories consist of the following:

	June 30, 2015	December 31, 2014

Processed frozen fruit	$122,108,000	$71,122,000
Packaging supplies and raw ingredients	4,760,000	3,833,000

	$126,868,000	$74,955,000

Inventory is recorded at cost as of June 30, 2015 and December 31, 2014. During the three and six months ended June 30, 2014, the Company recognized $87,000 and $385,000 in cost of revenues as a result of the amortization of the inventory fair value adjustment related to the acquisition of Pacific Ridge Farms. (Note 6). There was zero amortization for three and six months ended June 30, 2015 because the fair value adjustment was fully amortized.

5.	PLANT AND EQUIPMENT

Plant and equipment, net, consist of the following:

	June 30, 2015	December 31, 2014

Machinery and equipment	$21,254,000	$20,576,000
Office furniture and equipment	1,165,000	779,000
Land & land improvements	6,385,000	6,059,000
Building	6,267,000	6,393,000
Leasehold improvements	1,674,000	1,674,000
Vehicles	901,000	771,000
Software	317,000	242,000
Construction in progress	12,042,000	5,507,000

	50,005,000	42,001,000

Less accumulated depreciation	(7,133,000)	(5,233,000)

	$42,872,000	$36,768,000

Depreciation expense for the three month and six month period ended June 30, 2015 and 2014 was $985,000 and $929,000, and $2,002,000 and $1,811,000 respectively.

6.	GOODWILL & INTANGIBLE ASSETS

On January 10, 2014, the Company acquired 100% of all issued and outstanding shares of Pacific Ridge Farms, LLC, for a total purchase price of $11,077,000. The purpose of the acquisition was to expand the Company’s production capacity. The Company acquired $229,000 of cash as part of the acquisition. Transaction costs associated with the Pacific Ridge Farms acquisition totaled $679,000, including $1,000 and $658,000 in the three and six month period ended June 2014, respectively, and are recorded in transactions costs on the consolidated statements of operations

The company recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including customer relationships, tradename, and assembled workforce; however they were deemed to have negligible value under the “value in exchange” premise and as such were economically adjusted to a zero value. The company used the in-use premise method to fair value the land and buildings acquired. The sum of the acquired assets and liabilities exceeded the purchase price and as such, the Company recorded a gain on acquisition of $1,208,000 in the other income section of the consolidated statements of operations.

The final purchase price allocation is as follows:

Fair Value (Level 3)

Cash	$229,000
Accounts receivable	1,017,000
Inventories	3,898,000
Prepaid expenses and other current assets	647,000
Property & equipment	8,113,000
Accounts payable	(188,000)
Accrued liabilities	(660,000)
Deferred tax liability	(771,000)

Fair value of assets and liabilities acquired	12,285,000

Gain on acquisition	(1,208,000)

Total purchase price	$11,077,000

On December 3, 2014 the Company acquired 75% of the capital stock of Opus for total consideration of $7,308,000. The purpose of the acquisition was to expand the Company’s fruit supply in the Mexican market. The agreement also includes a call option for the remaining 25% of the capital stock. Transaction costs associated with the Opus acquisition totaled $233,000 and were recorded in transaction costs in the consolidated statements of operations in December 2014. The three and six months ended June 30, 2015 include costs for the Opus acquisition transition.

The Company recorded all assets acquired and liabilities assumed at fair value. The Company acquired certain definite-lived intangible assets, including tradename, non-compete agreements, and assembled workforce; however they were deemed to have negligible value. The company used the in-use method to fair value the land and buildings acquired.

The final purchase price allocation is as follows:

Fair Value (Level 3)

Accounts receivable	$1,301,000
Inventories	284,000
Prepaid expenses and other current assets	208,000
Property & equipment	7,965,000
Goodwill	4,017,000
Other long-term assets	34,000
Deferred tax asset	9,000
Accounts payable	(1,421,000)
Accrued liabilities	(233,000)
Debt	(806,000)
Capital lease	(1,088,000)
Deferred tax liability	(739,000)
Equity	(2,223,000)

$7,308,000

The following sets forth the goodwill and intangible assets by major asset class:

		June 30, 2015
	Useful Life		Accumulated	Net Book
	(Years)	Gross	Amortization	Value

Intangible Assets

Amortizing:
Customer relationships	10	$55,500,000	$(12,543,000)	$42,957,000
Tradename	2	1,200,000	(1,200,000)	0
Non-compete	5	120,000	(48,000)	72,000

Total intangible assets		$56,820,000	$(13,791,000)	$43,029,000

		December 31, 2014
	Useful Life		Accumulated	Net Book
	(Years)	Gross	Amortization	Value

Intangible Assets

Amortizing:
Customer relationships	10	$55,500,000	$(9,768,000)	$45,732,000
Tradename	2	1,200,000	(1,029,000)	171,000
Non-compete	5	120,000	(37,000)	83,000

Total intangible assets		$56,820,000	$(10,834,000)	$45,986,000

The following sets forth the changes in goodwill from December 31, 2013 through June 30, 2015:

Goodwill as of December 31, 2013	$47,310,000
Acquisition of Opus	4,017,000
Foreign exchange impact	(203,000)

Goodwill as of December 31, 2014	$51,124,000

Foreign exchange impact	(217,000)

Goodwill as of June 30, 2015	$50,907,000

7.	ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2015	December 31, 2014

Accrued freight	$3,417,000	$2,414,000
Accrued rebates	805,000	1,183,000
Lease impairment	182,000	436,000
Deferred Revenue	251,000	363,000
Other	1,853,000	1,767,000

	$6,508,000	$6,163,000

8.	DEBT

On March 19, 2013, Sunrise Growers, Inc. entered into a Senior Credit Facility with a bank syndication group. The credit facility permits Sunrise Growers, Inc. to borrow up to $30,000,000 on a revolving line of credit and also borrow $66,000,000 on a term loan. Loan fees of $3,745,000 were incurred related to this debt and were recorded as loan origination costs in the consolidated balance sheet. The credit facility terminates March 19, 2018.

Quarterly principal term loan payments of $165,000 are payable June 30, 2013, through December 31, 2018. The debt is collateralized by substantially all of the Company’s assets and the outstanding principal balance, and all unpaid interest is due on the maturity date.

In conjunction with the acquisition of Packers Food Products, Inc., on June 27, 2013, the Company entered into the First Amendment to the Senior Credit Facility to increase the aggregate principal amount by $14,000,000 to $80,000,000. Principal term loan payments increased to $200,000 per quarter commencing September 30, 2013, through December 31, 2018. Loan fees of $370,000 were incurred for the First Amendment and are recorded as loan origination costs in the consolidated balance sheet as of December 31, 2014.

On February 28, 2014 the Company entered into the Second Amendment to the Credit Agreement which increased the revolving credit facility $5,000,000 to a maximum borrowing of $35,000,000. The Second Amendment also increased the aggregate principal term amount from $80,000,000 to $125,000,000. The proceeds from the increased term were used to fund a distribution to the Company’s stockholders, to repay a $1,750,000 promissory note dated June 27, 2013 and to pay the fees associated with the Second Amendment. Principal payments increased to $312,500 per quarter commencing March 31, 2014, through December 31, 2018. Arrangement and Loan fees incurred as a result of the transaction totaled $1,979,000 and are recorded as loan origination costs in the consolidated balance sheet.

On April 29, 2015, the Company entered into the Third Amendment to the Credit Agreement which increased the aggregate revolving credit line from $35,000,000 to $45,000,000 to fund working capital requirements needed to support the growth of the business. Fees incurred as a result of the amendment totaled $100,000 and were expensed to general and administrative expense in the three month period ended June 2015.

On June 29, 2015, the Company entered into a Fourth Amendment to the Credit Agreement which increased the aggregate revolving credit line from $45,000,000 to $50,000,000 and increased the term loan by $10,000,000 to further fund working capital and capital expenditures. The Fourth Amendment increased quarterly Principal payments from $312,500 to $334,000. Fees incurred as a result of the amendment totaled $343,000 and were expensed to general and administrative expense in the three month period ended June 2015.

Interest is priced quarterly and is determined by the Company’s average collateral availability for the previous 12-month period. The interest rate on the revolving credit agreement at June 30, 2015 and December 31, 2014, was 6.75%. The balance outstanding under the senior revolving credit facility was $31,333,000 and $17,875,000 at June 30, 2015 and December 31, 2014, respectively. As of June 30, 2015 and December 31, 2014, the outstanding principal balance of the Sunrise Growers, Inc. term loan was $133,104,000 and $123,750,000 and the interest rate was priced using the London InterBank Offered Rate interest option of 5.5%.

The Senior Revolving Credit Facility and Senior Credit Facility are subject to financial covenants adjusting quarterly, including a consolidated fixed charge coverage ratio and a consolidated senior leverage ratio. The Company was in compliance with its covenants at June 30, 2015 and December 31, 2014. The credit agreement also has a provision for an annual excess cash flow principal payment, based upon certain financial criteria, payable upon the issuance of the end of the year audited financial statements. For the year ended December 31, 2014, no additional payment was due.

Long-term debt at June 30, 2015 and December 31, 2014, consists of the following:

	2015	2014
Term loan	$133,104,000	$123,750,000
Less current maturities	(1,334,000)	(1,250,000)

	$131,770,000	$122,500,000

As of June 30, 2015, Opus has approximately $300,000 in a short term promissory notes, with interest paid monthly at a rate of 9.5%. As of December 31, 2014, Opus had approximately $778,000 in promissory notes. The notes had due dates of 2015 and 2016, with interest paid monthly at an approximate average rate of 9.0%. Some of the loans outstanding at year-end were paid off early in the first six months of 2015.

Promissory notes at June 30, 2015 and December 31, 2014, consists of the following:

	2015	2014
Promissory notes	$300,000	$778,000
Less current maturities	(300,000)	(609,000)

	$0	$169,000

9.	CAPITAL LEASE OBLIGATIONS

Sunrise Holdings (Delaware), Inc. leases certain equipment under capital lease agreements. As of December 2014, the balance outstanding for capital leases included $143,000 for domestic operations and approximately $1,000,000 in capital leases for Opus.

In April 2015, the Company entered into a master service agreement which included two seven year capital leases to assist with specific growth and expansion initiatives in the Company’s Santa Maria and Kansas facilities. The capital lease balance as of June 30, 2015 totaled $3,900,000. The capital projects are not completely operational, as such, additional financing maybe added to the balance outstanding.

10.	STOCK OPTIONS

In 2013, the Board of Directors approved the 2013 Stock Option Plan (the “Plan”), which is a plan for eligible persons of the Company under which nonqualified stock options may be granted. The option vesting period is determined by the Board of Directors at the time of grant. Options granted include both performance-based options and time-based options. Performance-based options vest in full upon the achievement of a specified stock price. Time-vested options vest 20% on the vesting commencement date, and then 20% on each of the four anniversaries of the vesting commencement date. Both option types expire 10 years from the grant date. The exercise price of the option cannot be less than the fair market value on the date the option is granted.

On February 28, 2014, the Company declared and subsequently paid a pro rata cash dividend to its stockholders totaling $40,000,000 and lowered the exercise price of 79,733 stock options by $54.93 per share. The cash payments totaling $40,000,000 reduced additional paid-in capital by the same amount. The 2013 Stock Option Plan has nondiscretionary antidilution provisions that require the fair value of the option awards to be equalized in the event of an equity restructuring. Consequently, the board of directors of the Company was obligated under the antidilution provisions to approve the reduction of the exercise price on the unvested options. No incremental stock-based compensation expense was recognized for the dividend for the vested options or reduction in exercise price for the unvested options.

On December 3, 2014 in conjunction with the acquisition of Opus Foods, Mexico S.A. de C.V, and by way of unanimous written consent of the Board of Directors, the total number of shares authorized for grant under the 2013 Stock Option Plan was increased to 88,233 and 8,500 options were granted. Options were granted with an exercise price equal to the fair value as of the grant date.

Stock option activity under the Plan for the six month period end June 30, 2015 and the twelve month period end December 31, 2014, was as follows:

	Shares	Weighted Average Exercise Price	Remaining Contractual Life (Years)

Outstanding options – December 31, 2013 (1)	79,733	$45.07	9.3

Options granted	8,500	214.4	10.0
Options exercised
Options forfeited/canceled	—	—	—

Outstanding options — December 31, 2014	88,233	61.4	9.4

Options granted
Options exercised
Options forfeited/canceled	—	—	—

Outstanding options — June 30, 2015	88,233	61.4	8.9

Options vested and expected to vest — June 30, 2015	88,233	61.4	8.9

Options exerciseable as of June 30, 2015	19,304

(1)	The grant date weighted-average exercise price reflects the reduction of the exercise price by $54.93 per share for the 79,733 stock options that were part of the February 28, 2014 dividend discussed above.

The fair value of stock options granted during 2014 was $94.71 per share for time-based options and was estimated at the grant date using a Black-Scholes option-pricing model. No options were granted in the six months ended June 30, 2015. The fair value of stock options reflects a volatility factor, which was calculated using an average of peer companies’ historical volatility. The expected life was computed using the simplified method because the Company does not have relevant historical data to provide an estimate. The fair value of stock options was determined using the following assumptions:

December 31, 2014
Expected term (years)	6.5
Risk-free interest rate	1.81%
Volatility	41.92%
Dividend yield (1)	—%

(1)	The board of directors paid a dividend to stockholders in February 2014 .The Company’s board of directors does not plan to pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

The fair value for performance-based options issued in 2014 was $22.77 per share. No performance based options were issued during the six months ended June 30, 2015. The fair value of performance-based options was estimated at the grant date using the Monte-Carlo simulation model based on a number of factors, including a volatility of 30%, an estimated term of 1 year, the estimated price of the Company’s common stock, and the estimated probability of achieving the Company’s performance conditions as of the grant date.

As of June 30, 2015 and December 31, 2014, unrecognized compensation expense related to unvested stock options aggregated to $2,366,000 and $2,758,000 which is expected to be recognized by the end of 2019. The Company’s pretax compensation expense for stock-based employee compensation for the three month period June 2015 and 2014 was $196,000 and $171,000, respectively. The compensation expense for the six month period June 2015 and 2014 was $392,000 and $342,000, respectively. Compensation expense is included in general and administrative expenses in the accompanying consolidated statements of operations.

11.	COMMITMENTS AND CONTINGENCIES

Farmland Leases — The Company has several farmland lease commitments that expire on various dates through July 2021. The Company subleases the farmland to several third-party companies, with average monthly rental income of approximately $155,000. Sublease agreements expire on various dates through 2015. Historically, the sublease agreements renew annually however in 2013, management determined that costs for 346 acres of farmland will be incurred without economic benefit to the Company because the value that could be generated from the land (land rents for the next growing season) is not enough to cover the land expense. The land leases expire between 2014 and 2016. The expected loss accrued as of June 30, 2015 is $182,000 and December 31, 2014 is $436,000.

Facility, Corporate Office, and Equipment Lease — The Company has lease commitments for production facilities, corporate office facilities, and certain equipment under operating lease. The lease terms range from two to six years and expire at various dates through 2019. Some leases contain renewal options.

Indemnities and Guarantees — During the normal course of business, the Company has made certain indemnities and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include certain real estate leases under which the Company may be required to indemnify property owners for environmental and other liabilities. The duration of these indemnities and guarantees varies and, in certain cases, is indefinite. The majority of these indemnities and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated to make significant payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet. Management is not aware of any event that might result in a liability at June 30, 2015.

Litigation — From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company is currently party to certain legal proceedings, which management believes, individually and in the aggregate, are not likely to have a material adverse effect on its consolidated financial position, results of operations, or cash flows. As of June 30, 2015, the company has $450,000 accrued to cover the anticipated settlement of one of the incidents currently in litigation.

12.	INCOME TAXES

Sunrise Holdings (Delaware), Inc. estimated effective income tax rate for continuing operations for the fiscal year ending December 31, 2015, exclusive of discrete items, is currently expected to be approximately 35.78%. This estimated rate was used to record income taxes for the June 30, 2015 period. For the June 30, 2014 period, Sunrise Growers used an estimated effective income tax rate for continuing operations of 34%. Sunrise Growers did not recognize any tax expense or benefit for discrete items in the June 2014 or June 2015 periods.

The Company is subject to taxation in the U.S. and various state jurisdictions and Mexico. As of June 30, 2015 the Company’s tax returns for 2011 through 2014 are subject to examination. In 2014, the Internal Revenue Service concluded their examination of the Company’s short-period March 18, 2013, tax year-end. The Internal Revenue Service did not impose any adjustments that materially impacted the financial statements.

13.	RELATED-PARTY TRANSACTIONS

The Company has a consulting arrangement with Paine & Partners, LLC, an affiliate and coinvestor of Sunrise Holdings (Delaware), Inc., for financial and strategic consulting advisory service for an ongoing annual fee equal to 2.5% of the projected consolidated earnings before interest, taxes, depreciation, and amortization of the Company, payable in advance on January 2 each year. Advanced consulting payments were recorded as a prepaid asset and expensed ratably. Consulting expenses during the three months ended June 30, 2015 and 2014 totaled $239,000 and $207,000, respectively. Consulting expenses during the six months ended June 30, 2015 and 2014 totaled $478,000 and $414,000, respectively. Additionally, in February 2014, Paine was paid $750,000 for the arrangement of the Second Amendment to the Credit Agreement and $272,000 in January 2014 and $175,000 in December 2014 for their assistance with the PRF and Opus acquisitions. Arrangement and transaction consulting fees were recorded in the accompanying consolidated statements of operations in general and administrative expense.

In conjunction with the acquisition of Packers Food Products, Inc., on June 27, 2013, the Company entered into a $1,750,000 subordinated promissory note with a shareholder of the Company. Principal payments commenced on July 27, 2013, for 60 months with the remaining unpaid principal balance due and payable on July 27, 2018. Interest rate on the note is 0% but for purposes of accounting the applicable federal interest rate of 0.95% is used. The note was repaid in full on February 28, 2014 with proceeds received from the Second Amendment to the Senior Credit Facility.

14.	SUBSEQUENT EVENTS

On July 30, 2015, the Company signed a purchase and sale agreement with a strategic company to sell all outstanding shares of Sunrise Holdings (Delaware), Inc. for total consideration of approximately $450,000,000. In conjunction with the sale of the Company, all outstanding senior revolving facility and long term debt will be paid off. The transaction is expected to be completed by October 2015.

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